NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES
                   UNDERLYING THIS WARRANT MAY BE MADE UNTIL
                 THE EFFECTIVENESS OF A REGISTRATION STATEMENT
                    OR OF A POST-EFFECTIVE AMENDMENT THERETO
                 UNDER THE SECURITIES ACT OF 1933 (THE "ACT"),
               COVERING THIS WARRANT OR THE SECURITIES UNDERLYING
             THIS WARRANT, OR UNTIL THE COMPANY IS IN RECEIPT OF AN
                 OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
               STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM
             THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF
              THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.

                       UNDERWRITER'S WARRANT TO PURCHASE
       10% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE AUGUST   , 2003

                           BELL TECHNOLOGY GROUP LTD.
                            (A DELAWARE CORPORATION)

                           Dated:              , 1997

     THIS CERTIFIES THAT, for value received, Rickel & Associates, Inc. (the "Underwriter") or its registered assigns (the "Holder") is the owner of options (the "Underwriter's Option") to purchase from Bell Technology Group Ltd., a Delaware corporation (the "Company"), during the period and at the prices hereinafter specified, up to $550,000 principal amount of 10% convertible senior
subordinated debentures due August   , 2003 (the "Debentures" or the
"Securities").

     This Underwriter's Option is issued pursuant to an Underwriting Agreement
dated              , 1997, between the Company and the Underwriter in connection with a public offering through the Underwriter (the "Public Offering"), of $5,500,000 principal amount of Debentures, and, pursuant to the Underwriter's overallotment option, an additional $825,000 principal amount of Debentures. The Debentures (including those issuable pursuant to the exercise of the Underwriter's Option) will be issued pursuant to and subject to the terms and conditions set forth in an agreement between the Company and Continental Stock Transfer & Trust Company (the "Indenture").

1. EXERCISE OF THE UNDERWRITER'S OPTION.

     (a) The rights represented by this Underwriter's Option shall be exercisable at the prices and during the period specified below, upon the terms and subject to the conditions as set forth herein:

          (i) During the period from              , 1997 to              , 1998,
     inclusive, the Holder shall have no right to purchase any Securities hereunder.

          (ii) Between              , 1998 and              , 2002, inclusive,
     the Holder shall have the option to purchase Debentures hereunder at a price of $1,200 per $1,000 Debenture, the purchase price of the Debentures being 120% of the public offering price for the Debentures set forth in the Prospectus forming a part of the registration statement on Form SB-2 (File No. 333-23259) of the Company, as amended (the "Registration Statement").

          (iii) After              , 2002, the Holder shall have no right to
     purchase any Securities hereunder and this Underwriter's Option shall expire effective at 5:00 p.m., New York time on such date.

     (b) The rights represented by this Underwriter's Option may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Underwriter's Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Debentures specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraphs (b), (c) and (d) of Paragraph 6 hereof. This Underwriter's Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Underwriter's Option is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the holder or holders of record of such Debentures at that time and date. The Debentures so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten
(10) business days, after the rights represented by this Underwriter's Option shall have been so exercised.

2. RESTRICTIONS ON TRANSFER.

     This Underwriter's Option shall not be transferred, sold, assigned or
hypothecated for a period of one year commencing              , 1997, except
that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Underwriter or an officer or partner of any other member of the selling group during such period. Any such assignment shall be effected by the Holder by (i) completing and executing the transfer form at the end hereof and (ii) surrendering this Underwriter's Option with such duly completed and executed transfer form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Underwriter's Option or Underwriter's Options of like tenor and representing in the aggregate rights to purchase the same number of Securities as are then purchasable hereunder. The Holder acknowledges that this Underwriter's Option may not be offered or sold except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that an exemption from registration under the Act is available.

3. COVENANTS OF THE COMPANY.

     (a) The Company covenants and agrees that all Debentures issuable upon the exercise of this Underwriter's Option will, upon issuance thereof and payment therefor in accordance with the terms hereof, and all Common Stock issuable upon conversion of the Debentures underlying this Underwriter's Option, will upon the issuance thereof in accordance with the terms of the Indenture, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

     (b) The Company covenants and agrees that during the period within which this Underwriter's Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of Debentures and shares of Common Stock to provide for the exercise of this Underwriter's Option and conversion of the Debentures included therein.

     (c) The Company covenants and agrees that for so long as the Securities shall be outstanding (unless the Securities shall no longer be registered under Paragraph 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) the Company shall use its best efforts to cause all Debentures and shares of Common Stock issuable upon the exercise of the Underwriter's Option and the conversion of the Debentures contained herein, to be quoted by The Nasdaq SmallCap Stock Market or listed on a national securities exchange.

4. NO RIGHTS OF STOCKHOLDER.

     This Underwriter's Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Underwriter's Option and are not enforceable against the Company except to the extent set forth herein.

5. REGISTRATION RIGHTS.

     (a) During the period of four years from              , 1998, the Company
shall advise the Holder, whether the Holder holds this Underwriter's Option or has exercised this Underwriter's Option and holds Debentures or Common Stock underlying the Debentures (the "Debenture Shares"), by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any securities of the Company, for its own account or for the account of others, and upon the request of the Holder made during such four-year period, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Debentures or Debenture Shares issuable hereunder (the "Registerable Securities"); provided, that this Paragraph 5(a) shall not apply to any registration statement filed pursuant to Paragraph 5(b) hereof or to registrations of shares in connection with an employee benefit plan or a merger, consolidation or other comparable acquisition or solely for registration of non-convertible debt or preferred equity securities of the Company; and provided, further, that, notwithstanding the foregoing, the Holder shall have no right to include any Registrable Securities in any new registration statement or post-effective amendment thereto unless as of the effective date thereof the Registration Statement (as it may hereafter be amended or supplemented) or any new registration statement under which the Registrable Securities are registered shall have ceased to be effective or the prospectus contained in such Registration Statement shall have ceased to be current. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states in which the Debentures are offered and sold in the Public Offering as such Holder reasonably designates and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, and furnish indemnification in the manner provided in Paragraph 6 hereof. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registerable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the
earliest of (i)       , 2002; or (ii) such time as all of the Registerable
Securities have been registered and sold under the Act; or (iii) all of the Registrable Securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Act, or (iv) in the opinion of legal counsel for the Company, the Registrable Securities may be offered and sold by the holders thereof without being registered under the Act and such securities, upon receipt by the purchasers thereof pursuant to such sale, will not constitute "restricted securities" as such term is defined in Rule 144 under the Act.

     (b) If any fifty-one (51%) percent holder (as defined below) shall give notice to the Company at any time during the four (4) year period beginning one
(1) year from              , 1997 to the effect that such holder desires to
register under the Act any Registerable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registerable Securities will be involved (and the Registration Statement or any new registration statement under which such Registerable Securities are registered shall have ceased to be effective or the Prospectus contained therein shall have ceased to be current), then the Company will as promptly as practicable after receipt of such notice, but not later than thirty (30) days after receipt of such notice, at the Company's option, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registerable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that such fifty-one (51%) percent holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post-effective amendment or registration statement pursuant to this Paragraph 5(b) on more than one occasion; and provided, further, that, the registration rights of the 51% holder under this Paragraph 5(b) shall be subject to the "piggyback" registration rights of other holders of securities of the Company to include such securities in any registration statement or post-effective amendment filed pursuant to this Paragraph 5(b). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states in which the Debentures are offered and sold in the Public Offering as such holder reasonably designates and furnish indemnification in the manner provided in Paragraph 6 hereof, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (c) The Holder may, in accordance with Paragraphs 5(a) or (b), at his or its option, and subject to the limitations set forth in Paragraph 1(a) hereof, request the registration of any of the Registerable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Underwriter's Option. The Holder may thereafter exercise this Underwriter's Option at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Debentures underlying the Underwriter's Options were included.

     (d) The term "51% holder," as used in this Paragraph 5, shall include any owner or combination of owners of Underwriter's Options or Registerable Securities if the aggregate number of shares of Common Stock issuable upon conversion of the Debentures included in and underlying the Underwriter's Options and Registerable Securities held of record by it or them, would constitute a majority of the aggregate of such shares of Common Stock underlying the Debentures issuable upon exercise of the Underwriter's Option and Registrable Securities as of the date of the initial issuance of the Underwriter's Option.

     (e) The following provisions of this Paragraph 5 shall also be applicable:

          (i) Within ten (10) days after receiving any notice pursuant to Paragraph 5(b), the Company shall give notice to the other Holders of Underwriter's Options or Registerable Securities, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registerable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall, upon the request of any Holder of Registerable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holder. The Company shall use its best efforts to qualify the Registerable Securities for sale in such states in which the Debentures are offered and sold in the Public Offering as the 51% holder shall reasonably designate at such times as the registration statement is effective under the Act, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (ii) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registerable Securities subject to this Underwriter's Option may be included in any such registration. The Company shall also comply with the one request for registration made by the 51% holder pursuant to Paragraph 5(b) hereof at the Company's own expense and without charge to any holder of the Registerable Securities. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration or "blue sky" or state securities fees attributable to the registration or qualification of such Holder's Registerable Securities.

          (iii) If the underwriter or managing underwriter in any underwritten offering made pursuant to Paragraph 5(a) hereof shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registerable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registerable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registerable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded. Further, in such event the Company shall, commencing six (6) months after the completion of such underwritten offering, file and use its best efforts to have declared effective, at its sole expense (subject to the last sentence of Paragraph 5(a)(ii)), a registration statement relating to such excluded securities.

          (iv) Notwithstanding anything to the contrary contained herein, the Company shall have the right at any time after it shall have given written notice pursuant to Paragraph 5(a) or 5(b) (irrespective of whether a written request for inclusion of any Registerable Securities shall have been made) to elect not to file or to delay any such proposed registration statement or post-effective amendment thereto, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Company may delay the filing of any registration statement or post-effective amendment requested pursuant to Paragraph 5(b) hereof by not more than 120 days if the Company, prior to the time it would otherwise have been required to file such registration statement or post-effective amendment thereto, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

          (v) If a registration pursuant to Paragraph 5(a) hereof involves an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriter with respect to the underwritten offering. No Holder of Registerable Securities may participate in any underwritten offering under this Agreement unless such holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Company and the underwriters. The requested registration pursuant to Paragraph 5(b) hereof shall not involve an underwritten offering unless the Company shall first give its written approval of each underwriter that participates in the offering, such approval not to be unreasonably withheld.

6. INDEMNIFICATION.

     (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and will reimburse the Distributing Holder and each such underwriter or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, or underwriter or such other person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, or (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

     (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

     (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

7. [INTENTIONALLY OMITTED]

8. FRACTIONAL SHARES.

     (a) The Company shall not be required to issue fractions of Debentures on the exercise of this Underwriter's Option.

     (b) The Holder of this Underwriter's Option, by acceptance hereof, expressly waives his right to receive any fractional Debentures upon exercise of this Underwriter's Option.

9. MISCELLANEOUS.

     (a) This Underwriter's Option shall be governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
(i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, 295 Lafayette Street, New York, New York 10012.

     (c) The Company and the Underwriter may from time to time supplement or amend this Underwriter's Option without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to materially adversely affect the interest of the Holders.

     (d) All the covenants and provisions of this Underwriter's Option by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

     (e) Nothing in this Underwriter's Option shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders, any legal or equitable right, and this Underwriter's Option shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders.

     (f) This Underwriter's Option may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Underwriter's Warrant to be signed by its duly authorized officer and this Underwriter's Option to be dated
             , 1997.

                                             BELL TECHNOLOGY GROUP LTD.

                                             By: /s/ MARC H. BELL
                                               ------------------------
                                               Marc H. Bell
                                               President

                                 PURCHASE FORM

     (To be signed only upon exercise of the Underwriter's Option)

     The undersigned, the Holder of the foregoing Underwriter's Option, hereby irrevocably elects to exercise the purchase rights represented by such
Underwriter's Option for, and to purchase thereunder, $       Debentures of Bell
Technology Group Ltd. and herewith makes payment of $       therefor, and
requests that the certificates for the Debentures be issued in the name(s) of,
and delivered to                               whose address(es) is (are)
                                                            and whose social
security or taxpayer identification number is        .

Dated: ____________________________

__________________________________*

___________________________________
Address

* Signature must conform in all respects to name of registered Holder.

                                 TRANSFER FORM

         (To be signed only upon transfer of the Underwriter's Option)

     For value received, the undersigned hereby sells, assigns, and transfers
unto                         the right to purchase Debentures of Bell Technology
Group Ltd. represented by the foregoing Underwriter's Option to the extent of
$                        Debentures, and appoints                         ,
attorney to transfer such rights on the books of Bell Technology Group Ltd., with full power of substitution in the premises.
Dated: _________________________________________________________________________
________________________________________________________________________________
(name of holder)
________________________________________________________________________________
Address
________________________________________________________________________________

In the presence of:
________________________________________________________________________________
________________________________________________________________________________

July 24, 1997